                                                                   Exhibit 10.10

                 [GRAPHIC OF TWENTY RUPEES CURRENCY OMITTED]

                                                         22 OCT 1999

                                                         ICICI LIMITED
                                                         ICICI TOWERS
                                                         Bandra-Kurla Complex
                                                         Mumbai-400 051 (India)

                                OPTION AGREEMENT

THIS OPTION AGREEMENT (this "Agreement") entered into this 28th day of December, 1999, between:

(1) ICICI LIMITED, a public limited company incorporated under the Indian Companies Act, 1913 and having its registered office at ICICI Towers, Bandra Kurla Complex, Bandra (East), Mumbai 400 051 (hereinafter referred to as 'ICICI', which expression shall, unless the context otherwise requires, be deemed to include its successors and permitted assigns);

(2) WIPRO LIMITED, a public limited company incorporated under the Companies Act, 1956 and having its registered office at 10th Floor, Du Parc Trinity, 17, M.G. Road, Bangalore 560 001 (hereinafter referred to as "the Company", which expression shall, unless repugnant to the context, be deemed to include its successors and permitted assigns).

ICICI and the Company are hereinafter collectively referred to as the "PARTIES" and individually as a "PARTY")

WHEREAS:

(A) ICICI and the Company have entered into a Share Purchase Agreement dated December 28, 1999, whereby ICICI has agreed to purchase and the Company has agreed to sell to ICICI 1,791,385 equity shares of Wipro Net at Rs.
      555.0 per share.

(B) One of the terms and conditions of the Share Purchase Agreement is that the Company will provide to ICICI a put option whereby ICICI may sell to the Company or its nominee up to 1,791,385 shares of Wipro Net at the Put Option Strike Price during the Put Option Period (the "Put
      Option"). ICICI will provide to the Company or its nominee a call option whereby the Company or its nominee may buy from ICICI 1,791,385 Shares of Wipro Net at the Call Option Strike Price during the Call Option Period (the "Call Option").

NOW THEREFORE, the Parties hereto hereby agree as follows:

1.    DEFINITIONS

1.1 Capitalised terms used in this Agreement shall have the meanings set forth below:

      "WIPRO NET" means WIPRO NET LIMITED, a company incorporated under the Companies Act, 1956, having its registered office at 10th Floor, Du Parc Trinity, 17, M.G. Road, Bangalore 560 001;

      "SHARE PURCHASE AGREEMENT" means the share purchase agreement dated December 28th, 1999, entered into between ICICI and the Company;

      "PROMOTER" means any person who currently holds either directly or through investment companies controlled by him, the majority in the paid up equity share capital of the SELLER.

      "CALL NOTICE" means the notice given by the Company under Section 4.5 hereof.

      "CALL OPTION PERIOD" means the period between 13 months and 18 months from the execution of the Share Purchase Agreement, unless otherwise agreed to by ICICI subject to the terms of Clause 3.1.

      "CALL OPTION STRIKE PRICE" means the price per share so as to yield a return to ICICI of 15.0% per annum compounded quarterly on the purchase price of Rs. 555.0 per share;

      "PLEDGE AGREEMENT" means the Share Pledge Agreement dated December __, 1999, between the Promoters and ICICI;

      "PUT NOTICE" means the notice given by ICICI under Section 2.4 hereof;

      "PUT OBLIGATION" shall mean all the obligations and liabilities of the Company under this Agreement;

      "PUT OPTION EVENT" means the Event of Default as defined in the Share Purchase Agreement and includes:

      (i) material breach of any of the representations and/or obligations under this Agreement;

      (ii) failure of the Company to honour any of the obligations under this Agreement;

      "PUT OPTION PERIOD" means the period between 13 months and 18 months from the date of execution of the Share Purchase Agreement;

      "PUT OPTION STRIKE PRICE" means price per share so as to yield a return to ICICI of 13.75% per annum compounded quarterly on the purchase price of Rs. 555.0 per share;

      "CONSIDERATION" means the total consideration of Rs. 99,42,18,675 paid by ICICI to the Company for the purchase of the Shares;

      "SHARES" means the equity shares of Wipro Net purchased by ICICI under the Share Purchase Agreement;

      "SETTLEMENT DATE" means:

      (i) in relation to the Put Option, the date specified in the Put Notice for making payment for the Put Obligation;

      (ii) in relation to the Call Option the date specified in the Call Notice for making delivery of the Call Option Shares;

      "TRANSACTION DOCUMENTS" mean the Share Purchase Agreement, the Pledge Agreement and this Agreement, and any of the security documents or other documents and undertakings executed pursuant to the aforesaid documents.

1.2 Capitalised expressions used but not defined herein shall have the same meanings assigned to them in the Transaction Documents.

2.    PUT OPTION

2.1 At any time during the Put Option Period or upon the occurrence of a Put Option Event in the opinion of ICICI, ICICI shall be entitled to deliver the Put Notice to the Company, to require the Company to purchase, or to cause the purchase of all or any of the Shares (the "PUT OPTION SHARES") at the Put Option Strike Price.

2.2 The delivery of the Put Notice shall constitute a binding agreement and obligation of the Company, notwithstanding any nomination, to purchase the Put Option Shares at the Put Option Strike Price as of the Settlement Date. The settlement in respect of the purchase and sale of the Put Option Shares shall occur on the relevant Settlement Date.

2.3 On the Settlement Date, the Company shall pay, or cause to be paid, in full without set-off, condition or counterclaim and free and clear of and without deduction of any taxes, duties, fees and other liabilities (save and except for taxes, if any, deductible at source obligated to be made under law) required to be paid or discharged by reason of transfer of the Put Option Shares, the Option Price in Rupees in the manner specified in the Put Notice, against the delivery of the Put Option Shares.

2.4   The Put Notice shall specify:

      (i) the estimate of the Put Option Strike Price (but without prejudice to the actual Put Option Strike Price payable on the Settlement
              Date);

      (ii) the Settlement date which date shall not be less than 7 days from the date of the Put Notice;

      (iii) the basis on, or the reasons for, which the Put Option has been exercised;

      (iv)    the mode of payment of the Put Option Strike Price; and

      (v)     location for the settlement in Bangalore.

2.5 In the event that the Put Option cannot be exercised due to any regulation or the lack of any approval whatsoever, the Company shall deposit an amount equivalent to the Put Option Strike Price on the Settlement Date with ICICI as an advance against the purchase of the Shares. No interest is payable on such deposit made by the Company. The Company hereby agrees and covenants to identify an alternative purchaser to complete the transaction within 30 days of exercising the Put Option by ICICI failing which ICICI shall be entitled to forfeit the advance towards the Put Obligation.

3.    CALL OPTION

3.1 At any time during the Call Option Period, the Company shall be entitled to deliver the Call Notice, to require ICICI to sell to the Company all of the Shares (the "CALL OPTION SHARES") at the Call Option Strike Price, on the Settlement Date. Provided that in the event the Company intends to exercise the Call Option within 13 months from the execution of the Share Purchase Agreement, the call option strike price would be calculated by discounting the Call Option Strike Price, as applicable at the end of 13 months from the date of the execution of the Share Purchase Agreement, by the applicable ICICI cost of funds.

3.2 The delivery of the Call Notice shall constitute a binding agreement and obligation of ICICI, to sell the Call Option Shares specified in the Call Notice at the Call Option Strike Price as of the Settlement Date. The settlement in respect of the purchase and sale of the Call Option Shares shall occur on the relevant Settlement Date.

3.3 On the Settlement Date, the Company shall pay, or cause to be paid, notwithstanding any nomination, in full without set-off, condition or counterclaim and free and clear of and without deduction of any taxes, duties, fees and other liabilities save and except for taxes, if any, deductible at source obligated to be made under law) required to be paid or discharged by reason of transfer of the Call Option Shares, the Call Option Strike Price in Rupees in the manner specified in the Call Notice, against the delivery of the Call Option Shares.

3.4   The Call Notice shall specify:

      (i) the Company's estimate of the Call Option Strike Price (but without prejudice to the actual Call Option Strike Price payable on the Settlement Date),

      (ii) the Settlement date which date shall not be less than 7 days from the date of the Call Notice;

      (iii)   the mode of payment of the Call Option Strike Price; and

      (iv)    location for the settlement in Bangalore.

4.    REPRESENTATIONS AND WARRANTIES

4.1   The Company hereby represents and warrants that:

      (a) that the Company has the full power and authority to execute and deliver this Agreement and to incur its obligations and perform and observe its obligation under this Agreement;

      (b) this Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with terms hereof;

      (c) the execution delivery and performance of this Agreement have been duly authorized by all necessary action, including corporate approvals and Board resolutions on the part of the Company;

      (d) all authorizations, consents, approvals and licenses required for the execution, delivery and performance of this Agreement have been duly obtained or granted and are in full force and effect.

      (e)   the Put Obligation shall be secured by the pledge of the Pledged
            Shares.

4.2   ICICI hereby represents and warrants that:

      (a) ICICI has the full power and authority to execute and deliver this Agreement and to incur its obligations and perform and observe its obligation under this Agreement;

      (b) this Agreement constitutes the legal, valid and binding obligations of ICICI, enforceable against ICICI in accordance with terms hereof;

      (c) the execution delivery and performance of this Agreement have been duly authorized by all necessary action, including corporate approvals and Board resolutions on the part of the Company;

      (d) all authorizations, consents and approvals required for the execution, delivery and performance of this Agreement have been duly obtained or granted and are in full force and effect.

5.    REMEDIES UPON EXERCISE OF PUT OPTION

5.1 In the event that the Company fails to perform its obligations to make payment to ICICI within the period stipulated in the Put Option Notice, ICICI shall have the right to enforce the Security as provided in Section 2 of the Pledge Agreement without prejudice to any other rights and remedies available to ICICI under the Transaction Documents or under the law.

6.    INDEMNITY

      In the event of any breach by the Company of any representation, warranty, covenants or agreement made or given by the Company in this Agreement, the Company undertakes to indemnify and hold harmless ICICI to the extent of any and all damages (including all losses, costs, damages, fines, fees, penalties, out-of-pocket expenses under the applicable law, fees and expenses of attorney's, accountants and other expenses) suffered or incurred by ICICI, resulting from or consequent upon or relating to such breach of representation or warranty, covenant of agreement by the Company.

7.    MISCELLANEOUS

7.1   Costs and Charges

      The Company shall pay all taxes, stamp duties and other charges payable in or in connection with the execution of this Agreement.

7.2   Notices.

      Any notice or other communication given pursuant to this Agreement must be in writing and (a) delivered personally, (b) sent by facsimile transmission (c) or sent by registered mail, postage prepaid, as follows:

      If to ICICI:

                ICICI Limited
                2nd Floor, East Wing
                Reheja Towers
                26-27, M.G. Road
                Bangalore 560 001

                Fax No: (91-80-5588556)
                Attn: Zonal Manager

      If to the Company:

                Wipro Limited
                10th Floor, Du Parc Trinity
                17, M.G. Road
                Bangalore 560 001

                Fax:  (91-80-5596752)
                Attn: Corporate Executive Vice President - Finance

      All the notices and other communications required or permitted under this Agreement that are addressed as provided in this Section 8.2 will (a) if delivered personally or by courier, be deemed given upon delivery; (b) if delivered by facsimile transmission, be deemed given when electronically confirmed; and (c) if sent by registered mail, be deemed given when received. Any Party from time to time may change its address for the purpose of notices to that Party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the Party sought to be charged with the contents thereof.

7.3   Entire Agreement.

      This Agreement supersedes all prior discussions and agreements (whether oral or written, including all correspondence) among all of the Parties or some of the parties with respect to the subject matter of this Agreement, and this Agreement contains sole and entire Agreement between the Parties hereto with respect to the subject matter hereof.

7.4   Waiver.

      Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. Such waiver must be in writing and must be executed by an authorised office of such party. A waiver on one occasion will not be deemed to be a waiver of the same or either under breach or non-fulfillment on a future occasion. All remedies, either under this agreement, or by law or otherwise afforded, will be cumulative and not alternative.

7.5   Amendment

      This Agreement may be modified or amended only by writing duly executed by or on behalf of each of the parties.

7.6   Severability

      If any provision of this Agreement is held be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations under this Agreement of the parties will not be materially and adversely affected thereby (a) such provision will be fully severable; (b) this agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and (c) the remaining provisions of the agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from.

8.    ARBITRATION

Any and all differences, disputes or questions arising out of or under or incidental to this agreement shall be resolved by recourses to arbitration to be conducted by a panel of three arbitrators, one of whom would be appointed by ICICI, one by Wipro and the third by the two arbitrators so appointed and shall be conducted in accordance with the Arbitration Act, 1966. The venue of arbitration shall be Bangalore and the Arbitration Award shall be final and binding on the parties.

IN WITNESS WHEREOF, the Parties have entered into this Agreement the day and year first above written.

ICICI LIMITED

By:

Name:

Title:

WIPRO LIMITED                   [WIPRO LIMITED SEAL]

By: /s/

Name: S.C. Senapaty

Title: Corporate Executive Vice President - Finance